UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

TravelCenters of America LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33274	20-5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440-808-9100

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the term “the Company” refers to TravelCenters of America LLC.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described in Item 5.07 of this Current Report on Form 8-K, at the Company’s annual meeting of shareholders held on May 23, 2018, the Company’s shareholders approved an amendment to the TravelCenters of America LLC 2016 Equity Compensation Plan (the “2016 Equity Compensation Plan”) to increase by 2,000,000 the total number of shares representing common limited liability company interests, no par value, in the Company (“Common Shares”) available for grant under the 2016 Equity Compensation Plan.

A composite copy of the 2016 Equity Compensation Plan, which reflected the amendment to that plan that was approved by the Company’s shareholders, was included as Annex A to the Company’s proxy statement for the Company’s 2018 annual meeting of shareholders, which proxy statement was filed with the Securities and Exchange Commission (the “SEC”), on March 16, 2018, and is available at the SEC’s website at www.sec.gov. The terms and conditions of the 2016 Equity Compensation Plan, as amended, and information pertaining to certain participants in the 2016 Equity Compensation Plan, as amended, are described in detail in that proxy statement. The foregoing description of the amendment to the 2016 Equity Compensation Plan and the 2016 Equity Compensation Plan as so amended are qualified in their entirety by the terms of that amendment and the 2016 Equity Compensation Plan as so amended, respectively. A composite copy of the 2016 Equity Compensation Plan that gives effect to the amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07.                Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on May 23, 2018, the Company’s shareholders voted on the election of Barbara D. Gilmore as an Independent Director in Group II of the Board of Directors for a three year term of office continuing until the Company’s 2021 annual meeting of shareholders and until her successor is duly elected and qualifies. Ms. Gilmore received the following votes:

For	Withhold	Broker Non-Votes
14,104,106	6,404,458	12,770,930

The Company’s shareholders also voted on the election of Adam D. Portnoy as a Managing Director in Group II of the Board of Directors for a three year term of office continuing until the Company’s 2021 annual meeting of shareholders and until his successor is duly elected and qualifies. Mr. Portnoy received the following votes:

For	Withhold	Broker Non-Votes
12,124,347	8,384,217	12,770,930

The Company’s shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement relating to the Company’s 2018 annual meeting of shareholders. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
17,851,280	2,413,482	243,802	12,770,930

The Company’s shareholders also voted on a non-binding advisory vote on the frequency of future shareholder advisory votes to approve executive compensation. This proposal received the following votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
9,719,770	326,654	9,868,622	593,518	12,770,930

Consistent with the shareholder vote, the Board of Directors has determined that it will hold a non-binding, advisory vote on the compensation paid to the Company’s named executive officers every three years. The Board may, in its discretion, determine to change the frequency with which the Company holds this vote.

The Company’s shareholders also voted on the approval of an amendment to the 2016 Equity Compensation Plan.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
16,982,775	3,240,386	285,403	12,770,930

The Company’s shareholders also ratified the appointment of RSM US LLP as the Company’s independent auditors to serve for the 2018 fiscal year.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
30,671,784	2,208,583	399,127	—

A shareholder proposal was not properly presented, as the shareholder did not attend the Company’s 2018 annual meeting of shareholders.

The results reported above are final voting results.

Item 8.01.                Other Events.

On May 23, 2018, the Company updated its Director compensation arrangements. A summary of the Company’s currently effective Director compensation arrangements is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Consistent with the Company’s Director compensation arrangements, on May 23, 2018, the Company awarded each of the Company’s Directors 10,000 Common Shares, valued at $3.10 per share, the closing price of the Common Shares on The Nasdaq Stock Market LLC on that date.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits

10.1	The TravelCenters of America LLC 2016 Equity Compensation Plan, as amended

10.2	Summary of Director Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ William E. Myers
Name:	William E. Myers
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date:  May 30, 2018